Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rogers Communications Inc.

We consent to the inclusion in this annual report on Form 40-F of:

—
our Report of Independent Registered Public Accounting Firm dated February 17, 2010 on the consolidated balance sheets of Rogers Communications Inc. (the "Company") as at December 31, 2009 and 2008, the consolidated statements of income, shareholders’ equity, comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2009

—	our Report of Independent Registered Public Accounting Firm dated February 17, 2010 on the Company’s internal control over financial reporting as of December 31, 2009 each of which is incorporated by reference in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009.

We also consent to the incorporation by reference of such reports in the Registration Statement No. 333-163265 on Form F-9 of Rogers Communications Inc.

/s/ "KPMG LLP"

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
February 26, 2010